Contact:	Mark Hord ViewPoint Financial Group 972-578-5000, Ext. 7440	FOR IMMEDIATE RELEASE January 24, 2007

ViewPoint Financial Group
Announces First Quarterly Dividend

PLANO, Texas, January 24, 2007 -- ViewPoint Financial Group (NasdaqGS:VPFG), the holding company for ViewPoint Bank, today announced its first quarterly dividend of 5 cents per share.

The cash dividend is payable on February 20, 2007, to shareholders of record as of the close of business on February 7, 2007. This represents the first quarterly dividend paid by ViewPoint Financial Group since its mutual to stock conversion in September 2006.

The company expects to release its 2006 earnings on or before March 1, 2007.

ViewPoint Financial Group is the holding company for ViewPoint Bank. ViewPoint Bank operates 34 branches, 16 of which are in-store locations and 3 of which are loan production offices. As of December 31, 2006, ViewPoint Financial Group employed 531 full-time equivalent employees.

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